EXHIBIT 23.2

                               CONSENT OF KPMG LLP





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                            [LETTERHEAD OF KPMG LLP]

                        INDEPENDENT ACCOUNTANTS' CONSENT





The Board of Directors and Stockholders
First Kansas Financial Corporation
600 Main Street
Osawatomie, Kansas  66064-1421



         We consent to incorporation by reference in the Registration Statement on Form S-8, of our report dated March 5, 1999 relating to the consolidated balance sheets of First Kansas Financial Corporation and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ending December 31, 1998 and 1997, which report appears in the December 31, 1998 annual report on Form 10-KSB of First Kansas Financial Corporation.



                                                       /s/ KPMG LLP
                                                       -------------------------
                                                       KPMG LLP



June 28, 1999

Kansas City, Missouri